UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2022

BIONIK LABORATORIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Coolidge Hill Road Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 5.02 is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of June 29, 2022, Mr. Loren Wass, the Company’s Chief Commercial Officer, was terminated other than for cause from all employment and officer positions with Bionik Laboratories Corp. (the “Company”) and its subsidiaries.

Pursuant to the Employment Agreement the Company has with Mr. Wass (the “Employment Agreement”), provided that Mr. Wass executes a general release in form and substance acceptable to the Company, the Company shall pay to Mr. Wass an amount equal to two months’ base salary, or $41,666.68, plus accrued unused vacation, if any. Such general release was provided to Mr. Wass, which has not been executed as of the date of this Form 8-K.

The terms and conditions of the Employment Agreement that specifically survive termination shall continue in accordance with their respective terms.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2022

BIONIK LABORATORIES CORP.

By:	/s/ Richard Russo
Name:	Richard Russo
Title:	Chief Financial Officer and Interim CEO